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                                                                     EXHIBIT 10



                         DONALDSON, LUFKIN & JENRETTE
             Donaldson, Lufkin & Jenrette Securities Corporation
    2121 Avenue of the Stars, Los Angeles, CA 90067-5014 - (310) 282-6161




                                June 27, 1995




Kmart Corporation
International Headquarters
3100 West Big Beaver Road
Troy, MI 48084-3163
Attn: Mr. Tom Murasky

Dear Mr. Murasky:

        Donaldson, Lufkin & Jenrette ("DLJ") hereby releases Kmart Corporation from the restrictions on selling its common shares which restrictions are set forth in the underwriting agreement signed in connection with OfficeMax, Inc.'s initial public offering on November 9, 1994. This release applies only to the 18,803,526 shares to be sold in connection with an OfficeMax, Inc. underwritten offering of common shares which is lead managed by DLJ.

                                  Sincerely,